    As filed with the Securities and Exchange Commission on August 11, 2005.
                      Registration Statement No. 333-124920

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                               AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                                  NETGURU, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                         -------------------------------
                         (State or other jurisdiction of
                         incorporation or organization)

                                   22-2356861
                             ----------------------
                     (I.R.S. Employer Identification Number)

                            22700 SAVI RANCH PARKWAY
                          YORBA LINDA, CALIFORNIA 92887
                                 (714) 974-2500
              (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                          -------------------------
                                  AMRIT K. DAS,
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                                  NETGURU, INC.
                            22700 SAVI RANCH PARKWAY
                          YORBA LINDA, CALIFORNIA 92887
                                 (714) 974-2500
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                               NIMISH PATEL, ESQ.
                             RICHARDSON & PATEL LLP
                       10900 WILSHIRE BOULEVARD, SUITE 500
                              LOS ANGELES, CA 90024
                                 (310) 208-1182

                           CRISTY LOMENZO PARKER, ESQ.
                               RUTAN & TUCKER, LLP
                         611 ANTON BOULEVARD, SUITE 1400
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 641-5100

    Approximate date of commencement of proposed sale to the public: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: | |
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: |X|
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: | |
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: | |
    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box: | |

                                     CALCULATION OF REGISTRATION FEE
============================================================================================================
                                                         PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
TITLE OF EACH CLASS OF                 AMOUNT TO         OFFERING PRICE        AGGREGATE        REGISTRATION
SECURITIES TO BE REGISTERED          BE REGISTERED(1)      PER SHARE(6)      OFFERING PRICE         FEE
----------------------------------   ----------------    ----------------   -----------------   ------------
Common stock, $0.01 par value,
underlying Amended and Restated
December 2003 Note                       1,808,177(2)          $0.95           $1,717,768        $ 202.18
----------------------------------   ----------------    ----------------   -----------------   ------------
Common stock, $0.01 par value,
underlying December 2004 Note            1,868,411(2)          $0.95           $1,774,990        $ 208.92
----------------------------------   ----------------    ----------------   -----------------   ------------
Common stock, $0.01 par value,
underlying December 2004 warrant           130,000(3)          $0.95           $  123,500        $  14.54
----------------------------------   ----------------    ----------------   -----------------   ------------
Common stock, $0.01 par value,
underlying options issued as
consideration for an acquisition            30,000(4)          $0.95           $   28,500        $   3.35
----------------------------------   ----------------    ----------------   -----------------   ------------
Common stock, $0.01 par value,
underlying options issued to
consultants                                  8,490(5)          $0.95           $    8,066        $   0.95
----------------------------------   ----------------    ----------------   -----------------   ------------
Total                                    3,845,078             $0.95           $3,652,824        $ 429.94(7)
==================================   ================    ================   =================   ============

(1) In the event of a stock split, stock dividend, or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.
(2) Represents a good faith estimate of the number of shares that may become issuable following the conversion of interest on and/or principal of a convertible note. If the good faith estimate is incorrect and the registrant determines that additional common stock will be required to cover all principal and interest payments, the registrant will be required to file a new registration statement to register any such additional shares.
(3)      Represents shares issuable upon exercise of the December 2004 Warrant.
(4) Represents shares issuable upon exercise of stock options issued as consideration for an acquisition.
(5) Represents shares issuable upon exercise of stock options issued as consideration for consulting services.
(6) Estimated solely for the purpose of calculating the registration fee as determined in accordance with Rule 457(c) under the Securities Act based on the average of the high and low sales prices per share as reported on The Nasdaq SmallCap Market(R) on May 11, 2005.
(7) The entire $429.94 registration fee for this registration statement was offset by a portion of the $1,139.86 registration fee previously paid to register 219,300 of the shares of common stock that were registered on registration statement no. 333-40564 initially filed by the registrant on June 30, 2000 and are being deregistered hereby.

         Pursuant to Rule 429, this registration statement contains a combined prospectus that covers the following 5,125,561 shares of common stock in addition to the 3,845,078 shares of common stock being registered hereunder:

         2,902,787 shares of common stock registered on registration statement
           no. 333-112181;
         232,004 shares of common stock registered on registration statement
           no. 333-109517;
         7,500 shares of common stock registered on registration statement
           no. 333-100651;
         1,870,270 shares of common stock registered on registration statement
           no. 333-51406; and
         113,000 shares of common stock registered on registration statement no. 333-40564.

     In accordance with the registrant's undertaking set forth in registration statement nos. 333-109517 and 333-40564, effective as of the date and time this registration statement is declared effective, the registrant hereby deregisters such shares of its common stock that were registered on those registration statements but were not sold under those registration statements and are not being carried forward onto this registration statement.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING UNDER SECTION 8(a), MAY DETERMINE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS.

EXHIBIT NO.                DESCRIPTION
-----------                -----------

4.1 netGuru, Inc. Securities Purchase Agreement dated December 23, 2004 by and between netGuru, Inc. and Laurus Master Fund, Ltd.
                  (1)

4.2 Secured Convertible Term Note dated December 23, 2004 in the principal amount of $1,000,000 made by netGuru, Inc. in favor of Laurus Master Fund, Ltd. (1)

4.3 Registration Rights Agreement dated December 23, 2004 issued by netGuru, Inc. in favor of Laurus Master Fund, Ltd. (1)

4.4 Security Agreement dated December 23, 2004 by and between netGuru, Inc. and Laurus Master Fund, Ltd. (1)

4.5 Common Stock Purchase Warrant dated December 23, 2004 issued by netGuru, Inc. in favor of Laurus Master fund, Ltd. (1)

4.6 Amended and Restated Convertible Note dated December 4, 2003 in the principal amount of $2,400,000 made by netGuru, Inc. in favor of Laurus Master Fund, Ltd. (2)

4.7 Form of Non-qualified Stock Option Agreement dated February 18, 2005, issued to consultants (Igor Aleksandrov-1,200 shares, Vladimir Startsev-1,800 shares, Alexander Pavlyuk-900 shares, Sergey Kuznetsov-750 shares, Alexey Kopylov-660 shares, Eugeny Panov-380 shares, and Arkadiy Ivanov-300 shares) (4)

4.8 Deed of Agreement dated April 1, 2004, by and between netGuru India Private Limited and Apex Techno Consultants (P) Ltd. (4)

4.9 Form of Non-qualified Stock Option Agreement re: the Apex Techno Consultants (P) Ltd. acquisition issued to sellers (Arun Kumar Chowdhury- 15,000 shares and Suranjan Dutta-15,000 shares) (4)

4.10 Form of Non-qualified Stock Option Agreement dated February 18, 2005 by and between Rajesh Venkatachalam and netGuru, Inc.
                  (4)

4.11 netGuru, Inc. Securities Purchase Agreement dated December 4, 2003 by and between netGuru, Inc. and Laurus Master Fund, Ltd.(3)

4.12 Registration Rights Agreement dated December 4, 2003 issued by netGuru, Inc. in favor of Laurus Master Fund, Ltd. (3)

4.13 Security Agreement dated December 4, 2003 by and between netGuru, Inc. and Laurus Master Fund, Ltd. (3)

4.14 Common Stock Purchase Warrant dated December 31, 2003 issued by netGuru, Inc. in favor of J.P. Turner & Company, LLC (3)

4.15 Common Stock Purchase Warrant dated December 31, 2003 issued by netGuru, Inc. in favor of The Seidler Companies, Incorporated (3)

4.16 Common Stock Purchase Warrant dated December 31, 2003 issued by netGuru, Inc. in favor of Silverman Heller Associates (3)

4.17 Separation and Release Agreement dated December 24, 2003 by and between netGuru, Inc. and Jyoti Chatterjee. (3)

4.18 Common Stock Purchase Warrant dated July 25, 2003 issued by netGuru, Inc. in favor of Laurus Master Fund, Ltd. (5)

4.19 Settlement and General Release dated effective as of August 13, 2003 between GRAL, Inc. and netGuru, Inc. (6)

4.20 Stock Compensation Agreement dated September 17, 2002 by and between netGuru, Inc. and Akira Niwayama (7)

4.21 Stock Purchase Agreement dated November 27, 2000 by and between netGuru, Inc. and Peter R. Kellogg (8)

4.22 Letter Agreement dated November 27, 2000 by and between netGuru, Inc. and First Montauk Securities Corp. (8)

4.23 Common Stock Purchase Warrant dated November 27, 2000, issued by netGuru, Inc. in favor of George B. Lucas, Jr. (8)

4.24 Common Stock Purchase Warrant dated November 27, 2000, issued by netGuru, Inc. in favor of Russell J. Lucas (8)

4.25 Common Stock Purchase Warrant dated November 27, 2000, issued by netGuru, Inc. in favor of Eleanor Harvey (8)

4.26 Common Stock Purchase Warrant dated November 27, 2000, issued by netGuru, Inc. in favor of Kathleen Heine (8)

4.27 Common Stock Purchase Warrant dated November 27, 2000, issued by netGuru, Inc. in favor of Brett Flynn (8)

4.28 Common Stock Purchase Warrant dated November 27, 2000, issued by netGuru, Inc. in favor of First Montauk Securities Corp.
                  (8)

4.29 Registration Rights Agreement dated January 31, 2000 between netGuru, Inc. and Jayent Bhindi (9)

4.30 Non-Qualified Stock Option dated January 31, 2000, issued by netGuru, Inc. in favor of Vinod Bhindi (9)

4.31 Non-Qualified Stock Option dated January 31, 2000, issued by netGuru, Inc. in favor of Rakesh Kapoor (9)

4.32 Non-Qualified Stock Option dated January 31, 2000, issued by netGuru, Inc. in favor of Dhanesh Bhindi (9)

4.33 Non-Qualified Stock Option dated January 31, 2000, issued by netGuru, Inc. in favor of Jayent Bhindi (9)

4.34 Stock Purchase Agreement dated March 27, 2000 between netGuru, Inc., Allegria Software, Inc. and GRAL, Inc. (9)

4.35 Stock Purchase Agreement dated January 31, 2000 between netGuru, Inc., e-Destinations, Inc., Vinod Bhindi, Dhanesh Bhindi, Rakesh Kapoor and Jayent Bhindi (9)

4.36 Registration Rights Agreement dated April 1, 2000 between netGuru, Inc. and GRAL, Inc. (9)

4.37 Registration Rights Agreement dated January 31, 2000 between netGuru, Inc. and Rakesh Kapoor (9)

4.38 Registration Rights Agreement dated January 31, 2000 between netGuru, Inc. and Vinod Bhindi (9)

4.39 Registration Rights Agreement dated January 31, 2000 between netGuru, Inc. and Dhanesh Bhindi (9)

4.40 Waiver of Section 2(a) and Extension of Section 2(b) of Registration Rights Agreement dated June 28, 2005 between Laurus Master Fund, Ltd. and netGuru, Inc. regarding Registration Rights Agreement dated as of December 23, 2004
                  (10)

4.41 Common Stock Purchase Warrant dated December 13, 2002 issued by netGuru, Inc. in favor of Laurus Master Fund, Ltd. (11)

5.1               Opinion of Richardson & Patel, LLP

5.2               Opinion of Richardson & Patel, LLP (3)

5.3               Opinion of Richardson & Patel, LLP (6)

5.4               Opinion of Rutan & Tucker, LLP (7)

5.5               Opinion of Rutan & Tucker, LLP (8)

5.6               Opinion of Rutan & Tucker, LLP (9)

23.1              Consent of Independent Registered Public Accounting Firm (KPMG
                  LLP) (12)

23.2              Consent of Richardson & Patel, LLP (contained in exhibits 5.1,
                  5.2 and 5.3)

23.3              Consent of Rutan & Tucker, LLP (contained in exhibits
                  5.4, 5.5 and 5.6) (12)

23.4 Consent of Independent Registered Public Accounting Firm (Haskell & White LLP) (12)

24.1 Power of Attorney (contained on the signature page to the initial filing of this registration statement)

---------------------
(1) Filed as an exhibit to our Current Report on Form 8-K that was filed with the SEC on December 30, 2004, and incorporated herein by reference.

(2) Filed as an exhibit to our Current Report on Form 8-K that was filed with the SEC on June 3, 2004 and incorporated herein by reference.

(3) Filed as an exhibit to our Registration Statement on Form S-3 (333-112181) that was filed with the SEC on January 26, 2004, and incorporated herein by reference.

(4) Filed as an exhibit to our Registration Statement on Form S-3 (333-124920) that was filed with the SEC on May 13, 2005, and incorporated herein by reference.

(5) Filed as an exhibit to our Current Report on Form 8-K for July 25, 2003 that was filed with the SEC on August 8, 2003, and incorporated herein by reference.

(6) Filed as an exhibit to our Registration Statement on Form S-3 (333-109517) that was filed with the SEC on October 6, 2003, and incorporated herein by reference.

(7) Filed as an exhibit to our Registration Statement on Form S-3 (333-100651) that was filed with the SEC on October 21, 2002, and incorporated herein by reference.

(8) Filed as an exhibit to our Registration Statement on Form S-3 (333-51406) that was filed with the SEC on December 7, 2000, and incorporated herein by reference.

(9) Filed as an exhibit to our Registration Statement on Form S-3 (333-40564) that was filed with the SEC on June 30, 2000, and incorporated herein by reference.

(10) Filed as an exhibit to our Current Report on Form 8-K for June 28, 2005 that was filed with the SEC on July 5, 2005 and incorporated herein by reference.

(11) Filed as an exhibit to our Current Report on Form 8-K for December 5, 2002 that was filed with the SEC on December 20, 2002 and incorporated herein by reference.

(12) Filed as an exhibit to Amendment No. 1 to our Registration Statement on Form S-3 (333-124920) that was filed with the SEC on July 21, 2005, and incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yorba Linda, State of California, on August 10, 2005.

                                     netGuru, Inc.

                                     By:  /s/ Amrit K. Das
                                          -------------------------------------
                                          Amrit K. Das, Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the following capacities on the dates indicated.

                  Name                                 Title                              Date
                  ----                                 -----                              ----

/s/ Amrit K. Das                        Chairman of the Board, Chief Executive       August 10, 2005
--------------------------------------  Officer (principal executive
Amrit K. Das                            officer) and Director

/s/ Santanu Das*                        Chief Operating Officer and                  August 10, 2005
--------------------------------------  Director
Santanu Das

/s/ Bruce Nelson                        Chief Financial Officer                      August 10, 2005
--------------------------------------  (principal financial officer)
Bruce Nelson

/s/ Benedict A. Eazzetta*                Director                                    August 10, 2005
---------------------------------------
Benedict A. Eazzetta

/s/ D. Dean McCormick III*               Director                                    August 10, 2005
--------------------------------------
D. Dean McCormick, III

/s/ Stanley W. Corbett*                  Director                                    August 10, 2005
----------------------------------------
Stanley W. Corbett

*  By: /s/ Amrit K. Das
       --------------------
       Amrit K. Das,
       Attorney-in-Fact

            INDEX TO EXHIBITS FILED WITH THIS REGISTRATION STATEMENT

EXHIBIT NO.                DESCRIPTION
-----------                -----------



5.1               Opinion of Richardson & Patel, LLP

23.2              Consent of Richardson & Patel, LLP (contained in exhibits 5.1,
                  5.2 and 5.3)